UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 03, 2026

American Healthcare REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41951	47-2887436
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18191 Von Karman Avenue, Suite 300
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 270-9200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2026, or the Original Form 8-K, we announced the appointment of Jeffrey T. Hanson, our Chairman of the Board of Directors, or the Board, and our former Chief Executive Officer from 2015 to 2021, as our Interim Chief Executive Officer and President, effective as of February 3, 2026, while Danny Prosky, our Chief Executive Officer, President and director, is on a leave of absence. This Form 8-K/A amends the Original Form 8-K to disclose changes to Mr. Hanson’s compensation arrangements in connection with his appointment.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On March 23, 2026, we and Mr. Hanson entered into an employment letter agreement, or the Employment Letter, with retroactive effect as of February 4, 2026, outlining the terms of Mr. Hanson’s service as our Interim Chief Executive Officer and President, or Interim CEO.

Pursuant to the terms of the Employment Letter, Mr. Hanson will serve as Interim CEO until the date on which he is removed from that position by our Board, and will also continue to serve as Chairman of the Board during this time. During his term of service as Interim CEO, he will receive a base salary of $70,666.67 per month, less applicable withholding. Mr. Hanson will also be entitled to receive an annual cash performance bonus opportunity for 2026 based on a target bonus opportunity of 120% of his annualized base salary, pro-rated for the portion of the year during which he serves as Interim CEO. In addition, the Employment Letter entitles Mr. Hanson to receive, on or before March 31, 2026, (i) an award of restricted stock units with a grant date value equal to no less than $2,027,075, which will be subject to vesting on the earlier to occur of (x) March 15, 2027 and (y) within thirty days following the expiration of the term of the Employment Letter, provided that if Mr. Hanson’s service as Interim CEO ends prior to December 31, 2026, Mr. Hanson will instead receive a pro-rated portion of the grant date value of the restricted stock units based on the portion of the 2026 calendar year during which Mr. Hanson served as Interim CEO, and (ii) an award of restricted stock units with a grant date value equal to no less than $2,027,075, which shall be subject to performance goals consistent with the corporate performance goals approved for our other named executive officers and which will be pro-rated in the event of Mr. Hanson’s termination of service as Interim CEO prior to December 31, 2026 in the same manner described for the time-vesting restricted stock units above. The compensation paid pursuant to the Letter Agreement is in lieu of additional compensation for his service on the Board.

The description of the Letter Agreement is qualified in its entirety by reference to a copy of the Letter Agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Letter, dated as of March 23, 2026, by and between American Healthcare REIT, Inc. and Jeffrey T. Hanson
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.

Date:	March 24, 2026	By:	/s/ Jeffrey T. Hanson
Jeffrey T. Hanson, Interim Chief Executive Officer and President